EXHIBIT 99.2

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-103.867.266	Limited or Corporation	01.03.1996

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel	1
All data
In	Mo	Ca	Personal Data	Function	Signature
8			Retzler, Dr. Charlotte, deutsche Staatsangehörige, in Lörrach (DE)		joint signature at two

CHE-103.867.266			Novartis AG		Basel	1
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Straumann, Theo, von Seewen, in Seewen		joint signature at two